UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 31, 2016

BroadSoft, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34777	52-2130962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9737 Washingtonian Boulevard, Suite 350
Gaithersburg, Maryland 20878
(Address of principal executive offices)
(301) 977-9440
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
This Current Report on Form 8-K (this “Report”) is being furnished by BroadSoft, Inc. (the “Company”) to update its estimates regarding the Company’s non-GAAP tax rate. The Company currently estimates its non-GAAP tax rate relative to non-GAAP pre tax income to be approximately 5% in 2017, 10% in 2018 and 20% for years 2019 and beyond.
A reconciliation of non-GAAP cash taxes to a tax GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of non-cash income taxes and stock-based compensation expense. We iexpect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Forward-Looking Statements
The statements in this Report relating to the Company’s expectations regarding its non-GAAP cash tax rate are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The actual future tax rate will depend on the Company’s future operating performance and prevailing tax rates, which are subject to known and unknown risks and uncertainties, including, but not limited to those factors contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016, and in the Company’s other filings with the SEC. All information in this Report is as of October 31, 2016. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in the Company’s expectations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.

Date:	October 31, 2016	By:	/s/ James A. Tholen
			Name:	James A. Tholen
			Title:	Chief Financial Officer